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                                                                   EXHIBIT 23(a)


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



The Board of Directors
EastGroup Properties, Inc.:

We consent to the use of our reports, as listed below, incorporated herein by reference:

- Reports dated March 16, 1998 with respect to the consolidated balance sheets of EastGroup Properties, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports appear in the December 31, 1997 annual report on Form 10-K of EastGroup Properties, Inc.; and

- Reports dated April 28, 1998, April 28, 1998, April 30, 1998 and May 19, 1998, respectively, with respect to the December 31, 1997 historical summaries of gross income and direct operating expenses of Wal-Mart Distribution Center, World Houston 1 and 2, Estrella Distribution Center and Industry Distribution Center, respectively, which reports appear in the Form 8-K of EastGroup Properties, Inc. dated June 1, 1998.

We also consent to the reference to our Firm under the heading "Experts" in the prospectus.




                                         KPMG Peat Marwick LLP

Jackson, Mississippi
August 31, 1998